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                                                                  EXHIBIT 3.1


                                           CERTIFICATED OF AMENDMENT OF

CERTIFICATE OF INCORPORATION          OF

                           PREMIER PARKS OPERATIONS INC.



     It is hereby certified that:

              1. The name of the corporation (hereinafter called the "CORPORATION") is Premier Parks Operations Inc.

              2. The certificate of incorporation of the Corporation is hereby amended by striking out Article 1 thereof and by substituting in lieu of said Article I the following new Article I:

               "1. The name of the corporation is Six Flags Operations Inc. (hereinafter called the "Corporation")."

               3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

               4. The effective time of the amendment herein certified shall be 5:00 p.m., June 30, 2000.

Signed on June 26, 2000


                                        /s/ Kieran E. Burke
                                        --------------------------------------
                                        Kieran E. Burke, Chairman of the Board